Exhibit 99.1

Annual Meeting of Limited Partners Houston, TX June 3, 2014

FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” that we believe to be reasonable as of the date of this presentation. These statements, which include any statement that does not relate strictly to historical facts, use terms such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “position,” “potential,” “predict,” “project,” or “strategy” or the negative connotation or other variations of such terms or other similar terminology. In particular, statements, express or implied, regarding future results of operations or ability to generate sales, income or cash flow, to make acquisitions, or to make distributions to unitholders are forward-looking statements. These forward-looking statements are based on management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting Buckeye Partners, L.P. (the “Partnership” or “BPL”) and therefore involve a number of risks and uncertainties, many of which are beyond management’s control. Although the Partnership believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. The factors listed in the “Risk Factors” sections of, as well as any other cautionary language in, the Partnership’s public filings with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause the Partnership’s actual results to differ materially from the expectations it describes in its forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and the Partnership undertakes no obligation to update or revise any forward-looking statement. © Copyright 2014 Buckeye Partners, L.P. 2

INVESTMENT HIGHLIGHTS Over 125 years of continuous operations, with a 27-year track record as a publicly traded MLP on the NYSE Paid cash distributions each quarter since formation in 1986 Best practices initiative implemented in 2009 to change culture, business strategies and processes More commercially focused, increased employee empowerment, more accountability and increased incentive pay for success Increased geographic and product diversity, including access to international logistics opportunities, and significant near-term growth projects, resulting from recent acquisitions Growth capital investment opportunities across our asset platform, including crude oil diversification projects utilizing existing asset footprint, to generate exceptional financial returns for our unitholders 67% TOTAL UNITHOLDER RETURN IN 2013 © Copyright 2014 Buckeye Partners, L.P. 3 Linden hub BORCO jetties

ORGANIZATIONAL OVERVIEW Three Business Operating Units Domestic Pipelines & Terminals One of the largest independent liquid petroleum products pipeline operators in the United States with pipelines located primarily in the Northeast and Midwest and liquid petroleum products terminals located throughout the United States Global Marine Terminals An integrated network of marine terminals located in the Caribbean and on the U.S. East Coast Buckeye Services Merchant Services Markets liquid petroleum products in areas served by Domestic Pipelines & Terminals and Global Marine Terminals Development & Logistics Operates or maintains third-party pipelines and performs engineering and construction management services for third parties © Copyright 2014 Buckeye Partners, L.P. 4 Buckeye owns and operates a diversified network of integrated assets providing midstream logistic solutions LTM(1) Adjusted EBITDA Market and Financial Highlights LTM through March 31, 2014. See Non-GAAP Reconciliations. As of May 29, 2014 For the quarter ended March 31, 2014 Market Data (2) Unit Price $78.07 Market Capitalization $9.1 billion Yield 5.6% Financial Data (3) Adjusted EBITDA $188.6 million Distribution per Unit (Annualized) $4.40 Distribution Coverage Ratio 1.03x Leverage Ratio 4.47x

PIPELINE AND TERMINAL SYSTEM MAP © Copyright 2014 Buckeye Partners, L.P. 5

CRUDE OIL DIVERSIFICATION Perth Amboy Crude by rail capability to be completed Q3 2014 Outbound transportation options include ship, barge, truck rack and pipeline Chicago Complex (CCX) Long-term storage and throughput agreement with construction of incremental 1.1 million barrels of crude oil storage; one tank placed-in-service in Q2 2014 and two tanks expected to be operational in Q3 2014 Long-term crude oil storage, throughput and rail loading services agreement; rail operations began in Q4 2013 Albany Multi-year contract providing crude oil services, including offloading unit trains, storage and throughput; rail operations began in Q4 2012 Albany terminal has two ship docks on the Hudson River, allowing transport of crude oil directly to customer’s facility BORCO ~9 million barrels of crude oil storage; includes expansion of 1.2 million barrels in Q3 2013 Project to upgrade storage capabilities to allow additional handling of heavy crude nearing completion © Copyright 2014 Buckeye Partners, L.P. Crude Oil Revenue (in millions) Buckeye is successfully leveraging its assets to provide crude oil logistics solutions to producers and refiners wherever possible 6 St. Lucia ~10 million barrels of crude oil storage 2014 & Beyond CCX Storage (Q2 & Q3) and Perth Amboy Rail (Q3) $0 $20 $40 $60 $80 $100 2011 2012 2013 BORCO Acquisition (Q1) Albany Rail (Q4) BORCO Expansion (Q3), CCX Rail (Q4) and St. Lucia (Q4) 2010

GROWTH CAPITAL INVESTMENTS

Nearly $6 Billion Invested Since 2008



Key Acquisitions

2013
- Hess terminal network, $850.0 million

2012
- Perth Amboy, NJ Marine Terminal, $260.0 million

2011
- BORCO Marine Terminal, $1.7 billion
- BP Pipeline & Terminal Assets, $165.0 million

2010
- Buy-in of general partner, 20 million units issued
- Yabucoa, Puerto Rico Terminal, $32.6 million

2009
- Blue/Gold Pipeline and Terminal Assets, $54.4 million

2008
- Farm & Home Oil Company(1), $146.2 million(2)
- Albany, New York Terminal, $46.9 million

2014 Internal Growth Capital Projects

- Transformation of Perth Amboy terminal into highly efficient, multi-product storage, blending, and throughput facility with crude rail offloading capability and pipeline access to our Linden hub
- Further diversification of our Chicago Complex with construction of crude oil storage tanks in addition to recently completed project that added crude oil pipeline-to-train capability
- Expanding storage capability through completion of bi-directional pipeline connection at our Chicago Complex along with other additional pipeline connections across our system
- Butane blending and vapor recovery installations for numerous terminal facilities across the domestic system and BORCO
- Truck loading rack upgrades and refurbishment of storage tanks across the domestic system
- Tank conversions at the newly acquired Hess terminals

Cumulative Spend on Acquisitions Since 2008


In billions
$1.9
$0.3
$0.9
$4.9
2011
2012
2013
Cumulative
Prior Years
Current Year

Growth Capital Spend


In millions
$248
$277
$290
$315
2011
2012
2013
2014(3)

(1) Now part of Merchant Services
(2) Buckeye sold the retail division of Farm & Home Oil Company in 2008 for $52.6 million

(3) Estimate provided is mid-point of expected internal growth capital spend range

BUCKEYE PARTNERS, L.P.
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HESS TERMINALS ACQUISITION



Unique opportunity to acquire a collection of terminals that are highly complementary with Buckeye's existing operations and enhances Buckeye's vision of creating a world-class, integrated terminal network

Assets Overview

- Buckeye purchased 20 terminals from Hess in December 2013
  - St. Lucia, Port Reading and Raritan Bay terminals are included in our Global Marine Terminals segment
  - The remaining 17 terminals, which are located primarily in metropolitan locations along the U.S. East Coast, including the New York Harbor, Upstate New York, Mid-Atlantic and Southeast, are included in our Pipelines & Terminals segment
- ~39 million barrels of liquid petroleum products storage capacity
- Access to deep-water ports

Strategic Rationale

- Expected to be accretive to DCF per LP unit, with further potential upside from asset integration and commercialization
- Attractive upside exists around commercial opportunities to increase third party utilization
- Hess is an attractive anchor tenant with four-year storage and throughput contracts with minimum revenue commitment
- Enhances Buckeye's position in the Mid-Atlantic, while also providing further penetration into the Southeastern markets
- Creates ability to potentially capture meaningful synergies for product movements between BORCO and the East Coast

Growth Opportunities

- Potential for future growth through tank conversion opportunities, blending activities, rail opportunities, and other expansion projects

Asset Locations


Rensselaer
Syracuse
Rochester
Groton
Roseton
Pennsauken
Baltimore
New York Harbor
Port Reading
Raritan Bay
Bayonne
Brooklyn
Bronx
Newark
Chesapeake
Wilmington
Charleston
Jacksonville
Tampa
Ft. Lauderdale
Caribbean
Haiti
Dominican Republic
Puerto Rico
Yabacoa
St. Lucia

BUCKEYE PARTNERS, L.P.
© Copyright 2014 Buckeye Partners, L.P.
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GREEN INITIATIVES



- Electric Power Efficiency Initiatives
  - Use of drag reduction agents reduces electricity use by almost 100 million kilowatt hours annually, equivalent to annual electricity use of ~8,350 homes, thereby eliminating in excess of 120,000 metric tons of carbon dioxide emissions
  - Solar energy farms located on two Buckeye properties return a total of four megawatts of power back to the grid, which can provide typical annual power needs for 40 homes
  - Performing energy audits at select pipeline facilities to identify ways to increase operating efficiency and reduce power consumption
- Emissions Reductions: Converting existing boiler systems at the recently acquired Hess terminals from fuel to natural gas, which will significantly reduce SO_2 and NO_x emissions
- Fleet Management Efforts: Saving ~14,000 gallons of gasoline monthly, equivalent to annual GHG emissions from 286 passenger vehicles, thereby reducing carbon dioxide emissions by 1,500 metric tons
- Renewable Fuels Blending: Ethanol blending capabilities added at virtually all truck rack terminals with ability to provide E-85 at many facilities; bio-diesel blending also offered at a number of facilities
- Recycling & Waste Minimization
  - Recycle office products, such as paper, batteries, bulbs and commingled products (cans, glass, plastics), in excess of 20,000 pounds annually
  - Distributed refillable glass water bottles to employees at our Breinigsville office to discourage use of disposable plastic bottles; estimated to eliminate disposal of more than 10,000 bottles annually





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FINANCIAL PERFORMANCE(1) 10 Adjusted EBITDA (in millions)(2)(3) Cash Distributions per Unit – Declared Cash Distribution Coverage Ratio(2)(3)(4) (1) LTM through March 31, 2014 (2) 2013 and 2014 amounts represent Adjusted EBITDA from continuing operations and exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013. 2010 to 2012 Adjusted EBITDA amounts include the Natural Gas Storage business, which was previously reported as part of our continuing operations. (3) See Non-GAAP Reconciliations (4) Distributable cash flow divided by cash distributions declared for the respective periods (5) Long-term debt less cash and cash equivalents divided by Adjusted EBITDA (adjusted for pro forma impacts of acquisitions); calculation as per BPL Credit Facility Leverage Ratio(5) © Copyright 2014 Buckeye Partners, L.P. $3.875 $4.075 $4.150 $4.275 $4.325 2012 2010 2013 LTM 2011 1.03x 0.91x 1.04x 0.99x 1.03x 2012 2011 2010 2013 Q1 2014 3.89x 4.55x 4.74x 4.20x 4.47x 2012 2011 2010 2013 LTM $382.6 $487.9 $559.5 $648.8 $677.3 2010 2011 2012 2013 LTM

INVESTMENT SUMMARY Proven 27-year track record as a publicly traded partnership through varying economic and commodity price cycles Stable fee-based cash flows derived from throughput volumes, tariffs and terminalling and storage fees Management continues to drive operational excellence through our best practices initiative Both geographic and product diversity achieved through recent acquisitions and growth capital projects Hess terminal acquisition Perth Amboy terminal acquisition BORCO Chicago Complex Buckeye is well-positioned to deliver long-term value to unitholders © Copyright 2014 Buckeye Partners, L.P. 11 Storage tank BORCO tank farm

NON-GAAP RECONCILIATIONS
In millions, except coverage ratio



	2010	2011	2012	2013	1Q14	LTM[3]
Adjusted EBITDA from continuing operations[1][2]:						
Pipelines & Terminals	$346.4	$361.0	$409.5	$471.1	$126.7	$482.4
Global Marine Terminals	(4.7)	113.0	128.6	149.7	53.7	168.0
Merchant Services	5.9	1.8	1.1	12.6	3.1	9.6
Development and Logistics	5.2	7.9	13.2	15.4	5.1	17.3
Natural Gas Storage	29.8	4.2	7.1	-		-
Adjusted EBITDA from continuing operations	$382.6	$487.9	$559.5	$648.8	$188.6	$677.3
Reconciliation of Income from continuing operations to Adjusted EBITDA and Distributable Cash Flow[1]:						
Income from continuing operations	$201.0	$114.7	$230.5	$351.6	$101.5	$358.3
Less: Net income attributable to non-controlling interests	(157.9)	(6.2)	(4.1)	(4.2)	(1.0)	(4.0)
Income from continuing operations attributable to Buckeye Partners, L.P.	43.1	108.5	226.4	347.4	100.5	354.3
Add: Interest and debt expense	89.2	119.6	115.0	130.9	41.2	141.9
Net income attributable to noncontrolling interests affected by merger[4]	157.5	-	-	-	-	-
Income tax expense (benefit)	(1.0)	(0.2)	(0.7)	1.1	(0.1)	0.9
Depreciation and amortization	59.6	119.5	146.4	147.6	43.0	154.9
Deferred lease expense	4.2	4.1	3.9	-	-	-
Non-cash unit-based compensation expense	8.9	9.1	19.5	21.0	3.1	20.9
Asset impairment expense	-	-	60.0	-	-	-
Equity plan modification expense	21.1	-	-	-	-	-
Goodwill impairment expense	-	169.6	-	-	-	-
Hess acquisition and transition expense	-	-	-	11.8	3.6	15.4
Less: Amortization of unfavorable storage contracts	-	(7.6)	(11.0)	(11.0)	(2.8)	(11.0)
Gain on sale of equity investment	-	(34.7)	-	-	-	-
Adjusted EBITDA from continuing operations	$382.6	$487.9	$559.5	$648.8	$188.6	$677.3
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(84.8)	(111.9)	(111.5)	(122.4)	(38.3)	
Income tax expense, excluding non-cash taxes	-	-	(1.1)	(0.7)	0.1	
Maintenance capital expenditures	(31.2)	(57.5)	(54.4)	(71.5)	(18.6)	
Distributable cash flow from continuing operations	$266.6	$318.5	$392.5	$454.2	$131.8	
Distributions for coverage ratio[5]	$259.3	$351.2	$376.2	$456.5	$128.0	
Coverage Ratio	**1.03x**	**0.91x**	**1.04x**	**0.99x**	**1.03x**	

(1) 2013 and 2014 amounts exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013. 2010 to 2012 Adjusted EBITDA amounts include the Natural Gas Storage business, which was previously reported as part of our continuing operations.
(2) Adjusted Segment EBITDA reflects adjustments to prior period information to conform to the current business segments as a result of changes to our operating structure in December 2013
(3) LTM through March 31, 2014
(4) On November 19, 2010, Buckeye merged with Buckeye GP Holdings L.P.
(5) Represents cash distributions declared for limited partner units (LP units) outstanding as of each respective period

BUCKEYE PARTNERS, L.P.
© Copyright 2014 Buckeye Partners, L.P.
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